Exhibit 99.1

Sana Biotechnology Confirms Key Program Timelines and Announces Portfolio Prioritization

Expect to file IND this year for SC291 with potential clinical data in 2023

Expect to file INDs for SG295 and SC263 in 2023; SC451 and BCMA-targeted CAR T in 2024

Will discontinue internal investment for SC187 (cardiomyocytes in heart failure)

Prioritization and restructuring results in headcount reduction of approximately 15%

SEATTLE, November 29, 2022 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today announced a portfolio prioritization designed to optimize the development of programs at or nearing clinical development, continue investments in our core research platforms and innovation, and maintain a strong balance sheet with an expected cash runway into 2025. The resulting changes include focusing its second HIP-modified allogeneic CAR T program on targeting CD22 for CD19 CAR T failures, halting further internal investment in its SC187 program (cardiomyocytes for heart failure), and stage-gating certain platform investments based upon clinical progress in humans. The prioritization and restructuring reduced the company’s headcount by approximately 15%, which gives the company the expected runway to invest in its key clinical programs over the next several years. Timelines for the company’s lead programs, including time to IND and clinical data, are not expected to be impacted.

“We are making significant progress with our platforms to address two of the fundamental opportunities to enable greater utilization of cell engineering to treat serious diseases – overcoming immune rejection of allogeneic cells and in vivo delivery of gene modification reagents in a cell-specific manner. We look forward to generating human proof of concept starting next year and are positioning the company to invest fully based upon the clinical data,” said Steve Harr, Sana’s President and CEO. “ Losing talented and valued colleagues is painful, and we thank them for their contributions to Sana’s mission. Prioritization is important, and we will continue to make decisions based upon internal data, external evolution of the field, and the company’s needed capabilities to deliver on the promise of our pipeline with important medicines for patients.”

Select Program Review

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SC291 (HIP-modified CD19-targeted allogeneic CAR T) – Sana remains on track to file an IND this year with initial clinical data expected in 2023. Preclinical data continue to highlight the potential for the HIP platform to hide our allogeneic cells from immune detection, creating the potential for longer CAR T cell persistence and higher durable complete response rates in cancer patients. The company intends to study this therapy in a number of B cell malignancies.

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SC263 (HIP-modified, CD22-targeted allogeneic CAR T) – Sana expects to file an IND in 2023. Over 50% of patients treated with approved autologous CD19-targeted CAR T cell products either relapse after a complete response or never reach a complete response. CD22, which is also a B cell surface protein, has emerged as a target to address patients that fail to achieve durable complete responses with a CD19-directed CAR T therapy. The CD22-directed CAR construct we are developing has led to a complete response in over 50% of treated CD19-failure patients. SC263 incorporates this clinically-validated CAR with T cells manufactured using our HIP platform. This therapy has the potential to treat patients with B cell malignancies who have failed previous CAR T therapies.

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SG295 (in vivo CAR T with CD8-targeted fusogen delivery of a CD19-targeted CAR) – Sana remains on track to file an IND in 2023. This program has the potential to generate CAR T cells in vivo (inside the patient), eliminating the need for conditioning chemotherapy and complex CAR T cell manufacturing. The company expects to study this therapy in patients with B cell malignancies.

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SC451 (HIP-modified, stem-cell derived pancreatic islet cell therapy for patients with type 1 diabetes) – Sana remains on track to file an IND in 2024. Preclinical data continue to highlight the potential for HIP modifications to allow these cells to evade both allogeneic and autoimmune rejection in type 1 diabetes. The goal of this therapy is to transplant hypoimmune islet cells with no immunosuppression into patients with type 1 diabetes so that these cells produce insulin in a physiologic manner in response to glucose.

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SC255 (HIP-modified, BCMA-targeted allogeneic CAR T) – Sana expects to file an IND in 2024 to treat multiple myeloma. BCMA has been validated as a target for autologous CAR T therapy in relapsed and/or refractory multiple myeloma. This program will incorporate a clinically-validated CAR and T cells manufactured using our HIP platform, with the goal of offering greater persistence of CAR T cells and the scalable manufacturing of our allogeneic process for patients with multiple myeloma.

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SC379 (stem-cell derived GPCs) – The glial progenitor cell (GPC) program aims to deliver healthy allogeneic GPCs, the precursors to both astrocytes and oligodendrocytes. This program has the potential to treat myelin and glial-based disorders, which represent a broad group of debilitating neurological disorders, including genetic disorders of dysfunctional oligodendrocyte or astrocyte production and more common diseases such as progressive multiple sclerosis. The company’s goal is to begin GLP toxicology studies in 2023.

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SG418 (Fusogen HSC program) - Sana is developing a hematopoietic stem cell (HSC)- targeted fusosome with the ability to deliver gene editing material in vivo to repair genetic abnormalities such as those that cause sickle cell disease and beta-thalassemia. The company’s goal is for preclinical proof of concept in 2023.

About Sana Biotechnology

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are a passionate group of people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, Cambridge, South San Francisco, and Rochester. For more information about Sana Biotechnology, please visit https://sana.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates and technology platforms, including its pre-clinical, clinical and regulatory development plans and timing expectations, including with respect to the expected timing of IND filings for the Company’s product candidates; the Company’s expected cash runway, including the potential impact of the Company’s portfolio prioritization on its expected cash runway; the potential impact of the prioritization and restructuring on the Company’s operations and development timelines; the ability to use the Company’s cell engineering platforms to overcome immune rejection of allogeneic cells and provide in vivo delivery of gene modification reagents in a cell-specific manner; the Company’s expectations regarding the timing, substance, and impact of the data from its clinical trials; the Company’s expectations with respect to the potential therapeutic benefits and impact of its development programs; the potential ability of the Company’s HIP platform to make genomic modifications to allogeneic cells to hide them from immune detection and the potential benefits associated therewith; the potential capabilities of the Company’s manufacturing process for its SC291 program; the potential of the Company’s SG295 program to generate CAR T cells in vivo; the potential advantages of the second-generation manufacturing process for the Company’s SG295 program; and the potential ability of the Company’s HIP platform to make genetic modifications to islet cells to allow them to evade both allogeneic and autoimmune rejection in type 1 diabetes. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward- looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned, ” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as the economic, market and social disruptions due to the ongoing COVID-19 public health crisis. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Quarterly Report on Form 10-Q dated November 2, 2022. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Investor Relations & Media:

Nicole Keith

investor.relations@sana.c om

media@sana.com